UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2023
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2023, SI-BONE, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank., a California corporation (“SVB”), which amends the Company's Loan and

Security Agreement dated as of August 12, 2021, by and between the Company and SVB pursuant to which the Company had a term loan facility in an aggregate principal amount of $35.0 million (the “Original Loan Agreement” and with the Amendment, collectively the “Amended Loan Agreement”). Upon entry into the Amended Loan Agreement, the Company borrowed $36.0 million pursuant to a term loan (the "Term Loan"), which was substantially used to repay in full the $35.0 million term loan facility outstanding under the Original Loan Agreement and secured a revolving credit facility in an aggregate principal amount of up to $15.0 million (the "Revolver"). The Amended Loan Agreement also includes an uncommitted accordion term loan in an aggregate principal amount of up to $15.0 million, which accordion may be approved by SVB, solely in its discretion, upon the Company’s request.

The Term Loan matures on December 1, 2027 (the “Term Loan Maturity Date”). Interest on the Term Loan will be payable monthly at a floating annual rate set at the greater of the prime rate as published in the Wall Street Journal plus 0.5% or 6.75%. Commencing on July 1, 2025, the Company will be required to make monthly principal Term Loan amortization payments. A final fee payment of 2% of the original principal amount of the Term Loan is due upon the earlier of the Term Loan Maturity Date, termination, acceleration by SVB following an event of default, or prepayment of the Term Loan. The Company may elect to prepay the Term Loan in whole prior to the Term Loan Maturity Date subject to a prepayment fee equal to 2% of the principal amount of the Term Loan prepaid at such time. No prepayment fee would be due if the Term Loan is refinanced by SVB.

Pursuant to the terms of the Amended Loan Agreement, revolving loans may be borrowed, repaid and reborrowed until the maturity date, which will be July 6, 2025 (the "Revolver Maturity Date"). Borrowings under the Revolver are based on 80% of eligible domestic accounts receivable borrowing base. Interest on the outstanding balance of the Revolver will be payable monthly at a floating annual rate set at the greater of the prime rate as published in the Wall Street Journal or 6.25%. Interest on borrowings is due monthly and any principal balance is due on the Revolver Maturity Date, provided that when Revolver Advances are outstanding, in the event the Company does not maintain an adjusted quick ratio of at least 1.5 to 1.0, then falling below such threshold will allow SVB to apply accounts receivable collections to outstanding Revolver borrowings. The Company will pay a total commitment fee of $187,500 on account of the Revolver payable in installments, but fully earned at close. The Company will also be required to pay a fee of $150,000 if it terminates the Amended Loan Agreement or Revolver prior to Revolver Maturity Date. No termination fee would be due if the Revolver is replaced with a new facility with SVB. No amounts are outstanding under the Revolver as of the date of this report.

The Term Loan, Revolver and other obligations under the Amended Loan Agreement are secured by substantially all the Company's assets other than the Company's intellectual property, which intellectual property is subject to a negative pledge granted to SVB. The Loan Agreement includes affirmative and negative covenants applicable to the Company and related to certain of its foreign subsidiaries. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental compliance, deliver certain financial reports, and maintain insurance coverage. The negative covenants include, among others, restrictions regarding transferring collateral, pledging the Company's assets or intellectual property to other parties, engaging in mergers or acquisitions, paying dividends or making other distributions, incurring indebtedness, transacting with affiliates, and entering into certain investments, in each case subject to certain exceptions.

The Amended Loan Agreement contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on SVB's security interest over the collateral, a material adverse change, the occurrence of a default under certain other indebtedness of the Company and its subsidiaries, the rendering of certain types of judgments against the Company and its subsidiaries, the revocation of certain government approvals, violation of covenants, and incorrectness of representations and warranties in any material respect. In addition, the Amended Loan Agreement contains a financial covenant which requires the Company to maintain, at all times when the Financial Covenant Measuring Period is in effect, certain net revenue levels as agreed upon by the Company and SVB. If the Company does not comply with the various covenants under the Amended Loan Agreement and an event of default occurs under the Amended Loan Agreement, the interest rate on outstanding amounts can increase by 3% and SVB may, subject to various customary cure rights, decline to provide additional advances under the Revolver, require the immediate payment of all amounts outstanding under the Amended Loan Agreement, and foreclose on all collateral.

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2023, SI-BONE, Inc. (the "Company") issued a press release (the “Press Release”) announcing preliminary unaudited revenue for the fourth quarter and full year 2022. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference here.

Item 7.01 – Regulation FD Disclosure.

Members of the Company’s management team expect to meet with investors and analysts the week of January 9, 2023, including participating in the 25th Annual Needham Virtual Growth Conference to discuss the Company, using presentation materials which are furnished and attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 9, 2023
99.2	Presentation dated January 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

The information in Items 2.02 and 7.01 and Exhibits 99.1 and 99.2, of this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (Exchange Act), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (Securities Act). The information in Items 2.02 and 7.01, and Exhibits 99.1 and 99.2 shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	January 9, 2023	By:	/s/ Anshul Maheshwari
Anshul Maheshwari
Chief Financial Officer
(Principal Financial and Accounting Officer)